Filed pursuant to Rule 424(b)(3)
1933 Act File No. 333-262271

JUNE 3, 2025

SUPPLEMENT TO THE FOLLOWING PROSPECTUS:
HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

DATED JULY 26, 2024

This Supplement contains new and additional information regarding Hartford Schroders Private Opportunities Fund and should be read in connection with the current Prospectus.

Effective June 3, 2025 (the "Effective Date"), the following change is being made to the Prospectus of Hartford Schroders Private Opportunities Fund (the “Fund”): The minimum initial investment for Class SDR shares is being reduced from $5,000,000 to $500,000 for the period beginning on the Effective Date and continuing through July 31, 2026 (unless revised or rescinded on such earlier date). There is no minimum subsequent investment for Class SDR shares.

As a result of this change, all references in the current Prospectus to a minimum initial investment amount of $5,000,000 are changed to $500,000.

HV-7739	June 2025

This Supplement should be retained with your Prospectus for future reference.